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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Current Report on Form 8-K of our report dated January 24, 2000, included in Mirage Resorts, Incorporated's Annual Report on Form 10-K for the year ended December 31, 1999.



Arthur Andersen LLP

Las Vegas, Nevada
June 8, 2000